UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	December 14, 2004

THE PROCTER & GAMBLE COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio		45202

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (513) 983-1100

Item 8.01                     OTHER EVENTS

On December 14, 2004, the Board of Directors of The Procter & Gamble Company (the “Company”) approved a resolution to delist the Company’s common stock from the National Stock Exchange in Chicago as well as exchanges in Amsterdam, Brussels, Frankfurt, and Switzerland.

Pursuant to this resolution, the Company will initiate the voluntary delistings. The effective dates depend on the application process and the internal rules of each exchange.

The Company will remain listed on the New York Stock Exchange, its principal listing. The Company is also listed on the Paris exchange.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/s/ Chris B. Walther
Chris B. Walther, Assistant Secretary
December 14, 2004